UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 3, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of 27,937,062 shares of common stock issued and outstanding and eligible to vote as of the record date of April 7, 2014, a quorum of 22,948,644 shares, or 82.1% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at the Annual Meeting:

1. The following nominees were reelected to serve on the Company’s Board of Directors (the “Board”) as Class III Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Nominee	Voted For	Withheld Authority	Broker Non-Vote
Stéphane Bancel	12,410,725	76,820	10,461,099
Paul R. Sohmer, M.D.	12,418,406	69,139	10,461,099

After the Annual Meeting, Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains, continued to serve as Class I Directors for terms that expire at the 2015 annual meeting and until their successors are duly elected and qualified, and Timothy Harris, Ph.D., D.Sc. and Brian Posner continued to serve as Class II Directors for terms that expire at the 2016 annual meeting and until their successors are duly elected and qualified.

2. The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified, based on the following votes:

22,678,474 votes FOR; 43,599 votes AGAINST; 226,571 votes ABSTAINING and no broker non-votes.

3. The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved, on an advisory basis, based on the following votes:

12,340,008 votes FOR; 128,821 votes AGAINST; 18,716 votes ABSTAINING and 10,461,099 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: June 5, 2014	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer